UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EXTERRAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media      - Susan Moore, 281-836-7398

Investors   - David Oatman, 281-836-7035

Exterran Holdings Nominates Five New Directors to its Board

•                  Additional nominations in contemplation of Exterran Holdings’ previously announced plan to separate its international services and global fabrication businesses into a new publicly traded company (“SpinCo”)

HOUSTON (Mar. 18, 2015) - Exterran Holdings, Inc. (NYSE: EXH) today announced that its Board of Directors (“Board”) has nominated the following individuals for election to the Exterran Holdings Board at the Company’s 2015 Annual Meeting of Stockholders on April 28, 2015:

•                  Anne-Marie N. Ainsworth - former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P.;

•                  Frances Powell Hawes - independent financial consultant and former Chief Financial Officer of NCI Building Systems, Inc.;

•                  James H. Lytal - independent energy consultant and former President of Gulfterra Energy Partners LP;

•                  Richard R. Stewart- former President and Chief Executive Officer of GE Aero Energy; and

•                  Ieda Gomes Yell - Managing Director of Energix Strategy Ltd. and former President of BP Brazil.

Stephen M. Pazuk, who has served as a director since 2004, will cease service on the Board after the 2015 Annual Meeting.

“In November 2014, we announced a plan to separate Exterran’s international contract operations, international aftermarket services and global fabrication businesses into an independent, publicly traded company in the second half of 2015,” said Mark Sotir, Executive Chairman of the Board.  “Our Board has nominated these additional well qualified director candidates in anticipation of certain of Exterran’s directors resigning from the Board at the time of the separation in order to join the board of directors of the new publicly traded company.  We have not yet reached a final determination regarding which directors will remain on Exterran’s Board and which directors will join the board of directors of SpinCo at the time of the separation.”

“We are excited about the nominations of these accomplished candidates,” added Brad Childers, Exterran’s President and Chief Executive Officer. “Each brings significant business experience and perspective and, we believe, will make meaningful contributions to the board of directors of Exterran, or the new company.”

Mr. Childers continued, “With the filing of SpinCo’s initial Form 10 Registration Statement with the U.S. Securities and Exchange Commission late last week, as well as these nominations and progress on our internal work to separate our businesses, we remain on track with the transaction and expect to complete it in the second half of 2015.”

“Finally, on behalf of the Board of Directors and management, I want to thank Steve Pazuk for his significant contributions to Exterran,” said Mr. Childers.  “Steve has been a valued member of the Board for many years, as well as a valued friend to many of us at Exterran.  We will miss Steve and wish him all the best.”

About Anne-Marie N. Ainsworth

Ms. Ainsworth served as President, Chief Executive Officer and director of the general partner of Oiltanking Partners, L.P. and as President and Chief Executive Officer of Oiltanking Holding Americas, Inc. from November 2012 to March 2014. She previously served as Senior Vice President of Refining of Sunoco, Inc. from November 2009 to March 2012. Prior to joining Sunoco, Ms. Ainsworth was employed by Motiva Enterprises, LLC, where she was the General Manager of the Motiva Norco refinery in Norco, Louisiana from 2006 to 2009. From 2003 to 2006, she was Director of Management Systems & Process Safety at Shell Oil Products U.S., and from 2000 to 2003 she was Vice President of Technical Assurance at Shell Deer Park Refining Company. Ms. Ainsworth is a director of Pembina Pipeline Corporation and Seventy Seven Energy Inc. Ms. Ainsworth holds a B.S. in Chemical Engineering from the University of Toledo and an M.B.A. from Rice University, where she served as an Adjunct Professor from 2000 to 2009.

About Frances Powell Hawes

Ms. Powell Hawes has been an independent financial consultant since December 2013. Previously, she served as Chief Financial Officer of New Process Steel, L.P. from September 2012 through December 2013. She was Senior Vice President and Chief Financial Officer of American Electric Technologies, Inc. from September 2011 to September 2012, and Interim Chief Financial Officer of Sterling Chemicals, Inc. from 2009 to 2010. Prior to joining Sterling Chemicals, Ms. Powell Hawes served as Executive Vice President and Chief Financial Officer of NCI Building Systems, Inc. from 2005 to 2008; financial advisor to London Merchant Securities LPC from 2003 to 2005; Chief Financial Officer of Dovarri, Inc. from 2002 to 2003; Chief Financial Officer and Treasurer of Grant Prideco, Inc. from 2000 to 2001; and Chief Accounting Officer, Vice President Accounting and Controller of Weatherford International Ltd. from 1990 to 2000. Ms. Powell Hawes is a director of Energen Corporation and a director of the Houston Area Women’s Center. From January 2011 to November 2014, she was a director of Express Energy Services and previously served as a director of Financial Executives International, Houston Chapter. Ms. Powell Hawes is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Houston.

About James H. Lytal

Mr. Lytal has served as a Senior Advisor for Global Infrastructure Partners since April 2009. From 1994 to 2004, he served as President of Leviathan Gas Pipeline Partners, which later became El Paso Energy Partners, and then Gulfterra Energy Partners, where he served on the board of directors. In 2004, Gulfterra merged with Enterprise Products Partners, where he served as Executive Vice President until 2009. From 1980 to 1994, Mr. Lytal held a series of commercial, engineering and business development positions with various companies engaged in oil and gas exploration and production and gas pipeline services. He is a director and a member of the compensation committee and the nominating and corporate governance committee of SemGroup Corporation, and he is a director, member of the audit committee and chairman of the conflicts committee of Marlin Midstream GP, LLC, the general partner of Marlin Midstream Partners, LP. Mr. Lytal received a B.S. in Petroleum Engineering from the University of Texas at Austin.

About Richard R. Stewart

From February 1998 until his retirement in 2006, Mr. Stewart served as President and Chief Executive Officer of GE Aero Energy, a division of GE Power Systems, and as an officer of General Electric Company. Mr. Stewart’s career at General Electric began in February 1998 following General Electric’s acquisition of the gas turbine business of Stewart & Stevenson Services, Inc., where Mr. Stewart served in various positions since 1972, including Group President and member of the board of directors. Mr. Stewart is a director and chairman of the governance committee of Eagle Materials Inc., director and chairman of the audit committee of Kirby Corporation and director of TAS. He served as a director of Lufkin Industries, Inc. from October 2009 until its acquisition by GE Oil & Gas in July 2013. Mr. Stewart holds a B.B.A. in Finance from the University of Texas.

About Ieda Gomes Yell

Ms. Gomes has been Managing Director of Energix Strategy Ltd. since October 2011. Before forming Energix, she served in a number of positions with BP plc and its subsidiaries from 1998 to 2011, including President of BP Brazil, Vice President of Regulatory Affairs and Vice President of Market Development at BP Solar and Vice President of Pan American Energy. Prior to joining BP, Ms. Gomes held a number of positions with Companhia de Gas de São Paulo, or Comgas, before being named President and Chief Executive Officer in 1995, a position she held until 1998. Ms. Gomes is currently a non-executive director and member of the Audit and Risk and Strategic Committees at Bureau Veritas SA, a director and chair of the corporate governance committee at InterEnergy Holdings; a Councillor of the Brazilian Chamber of Commerce in Great Britain; a founding director of WILL Latam — Women in Leadership in Latin America; member of the advisory board of Crystol Energy; and a member of the advisory board of Comgas and of the Infrastructure Department of the São Paulo Federation of Industries. Ms. Gomes is a senior visiting research fellow at the Oxford Institute of Energy Studies (United Kingdom) and Fundação Getulio Vargas Energia (Brazil) and serves as the independent chair of British Taekwondo. She holds a B.S. in Chemical Engineering from the University of Bahia, Brazil and an MSc. in Environmental Engineering and Energy respectively from the Polytechnic School of Lausanne, Switzerland and the University of São Paulo, Brazil.

Additional Information

Exterran Holdings, Inc. has filed a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting. Details concerning the nominees of Exterran Holding’ Board of Directors for election at the 2015 Annual Meeting are included in the Proxy Statement. This press release may be deemed to be solicitation material in respect of the 2015 Annual Meeting. In connection with the 2015 Annual Meeting, Exterran Holdings will file with, or furnish, to the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF EXTERRAN HOLDINGS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING EXTERRAN HOLDINGS’ DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders may obtain a copy of the definitive Proxy Statement and other documents filed by Exterran Holdings free of charge from the SEC’s website, www.sec.gov. Exterran Holdings’ stockholders also may obtain, without charge, a copy of the definitive Proxy Statement and other relevant documents by directing a request by mail to Investor Relations, Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, or from Exterran Holdings’ website at www.exterran.com.

Exterran Holdings and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the 2015 Annual Meeting. Additional information regarding the interests of such potential participants is included in the definitive Proxy Statement.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ:EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ plan to conduct a separation of certain of its businesses, the possibility that the proposed transaction will be consummated and the timing of its consummation, the expected benefits from the proposed transaction, the composition of the respective boards of directors of SpinCo and Exterran Holdings following the consummation of the proposed transaction, statements relating to the individuals nominated for election to the Board of Exterran Holdings at its 2015 Annual Meeting of Stockholders and the financial and operational strategies of SpinCo and Exterran Holdings following the proposed transaction and their respective ability to successfully effect those strategies.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are actions by governmental and regulatory authorities; delays, costs and difficulties associated with the proposed transaction; local, regional, national and international economic and financial market conditions and the impact they may have on Exterran Holdings, SpinCo and their respective customers; availability and terms of any financing associated with the proposed transaction; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners, L.P.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2014, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.